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                                                                    EXHIBIT 10.4

                                 H&R BLOCK, INC.

                  1989 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                  (AS AMENDED)

         1. PURPOSES. The purposes of this 1989 Stock Option Plan for Outside Directors are to attract and retain experienced and qualified directors who are not employees of the Company or any Subsidiary of the Company, and to secure for the Company and its shareholders the benefits of stock ownership in the Company by those directors.

         2. DEFINITIONS.

         (a) "Board of Directors" shall mean the board of directors of the Company or any Subsidiary of the Company, as the case may be.

         (b) "Common Stock" shall mean the common stock, without par value, of the Company.

         (c) "Company" shall mean H&R Block, Inc., a Missouri corporation.

         (d) "Director" shall mean a member of the Board of Directors of the Company or a member of the Board of Directors of any Subsidiary of the Company, as the case may be.

         (e) "Outside Director" shall mean a member of the Board of Directors of the Company or any Subsidiary of the Company who is not an employee of the Company on the date of grant of the Stock Option. As used herein, "employee of the Company" means any full-time employee of the Company, its subsidiaries and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries who is employed at least thirty-five (35) hours a week; provided, however, it is expressly understood that an employee of the Company does not include independent contractors or other persons not otherwise employed by the Company or any Subsidiary of the Company but who provide legal, accounting, investment banking or other professional services to the Company or any Subsidiary of the Company.

         (f) "Plan" shall mean this 1989 Stock Option Plan for Outside Directors, as the same may be amended from time to time.

         (g) "Recipient" shall mean an Outside Director of the Company or any Subsidiary of the Company who has been granted a Stock Option under the Plan or any person who succeeds to the rights of such Outside Director under this Plan by reason of the death of such Outside Director.

         (h) "Stock Option" shall mean the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Common Stock. Such Stock Options are non-statutory stock options and are not intended to be "incentive stock options" as defined in the Internal Revenue Code of 1986, as amended.

         (i) "Subsidiary of the Company" shall mean a subsidiary of the Company, its divisions, departments, and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

         3. ADMINISTRATION OF THE PLAN. The Plan may be administered by the Company's Board of Directors or an Option Committee (the "Committee"), as the Board of Directors of the Company may in its sole discretion decide. All Outside Directors shall be ineligible to vote upon any matter concerning the Stock Options including adoption of this Plan. The Committee, if it is established by the Company's Board of Directors to administer the Plan, shall consist of directors of the Company who are not Outside Directors, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be valid acts of the Committee. All references herein to the Committee shall


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be deemed to mean any successor to the Committee, however designated, or the
Board of Directors of the Company if the Board has not approved a Committee.

         The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Company's Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Stock Options which may be granted under this Plan. The Committee shall impose such additional conditions upon Stock Options granted under this Plan and the exercise thereof as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Stock Options to be granted to Outside Directors of the Subsidiaries of the Company and the conditions for payment of Stock Options by Recipients.

         The initial Committee shall consist of Henry W. Bloch, Chairman and Chief Executive Officer of the Company, Jerome B. Grossman, Vice Chairman of the Company, and Thomas M. Bloch, President of the Company.

         4. ABSOLUTE DISCRETION. The Committee may, in its sole and absolute discretion, from time to time during the continuance of the Plan, (i) determine which Outside Directors of any Subsidiary of the Company shall be granted Stock Options under the Plan, (ii) grant Stock Options to any Outside Directors of any Subsidiary of the Company so selected, (iii) determine the type, date of grant, size and terms of Stock Options to be granted to Outside Directors of any Subsidiary of the Company (subject to Sections 7, 9 and 10 hereof, as the same may be hereafter amended), (iv) determine the terms other than the date of grant, size and stock option price of Stock Options granted pursuant to Section 6 hereof to Outside Directors of the Company, (v) place conditions or restrictions on the receipt of Stock Options by Outside Directors of any Subsidiary of the Company or on the payment or exercise of any Stock Options, and (vi) do all other things necessary and proper to carry out the intentions of this Plan.

         5. ELIGIBILITY. Stock Options may be granted to any Outside Director; however, subject to Section 6 hereof, no Outside Director or other person shall have any claim or right to be granted a Stock Option under the Plan. No member of the Committee (other than an ex officio member) shall be eligible for grants of Stock Options under the Plan.

         6. PRESCRIBED STOCK OPTIONS FOR OUTSIDE DIRECTORS OF THE COMPANY. During the continuance of the Plan, a Stock Option to purchase an aggregate of 4,000 shares of Common Stock shall be granted on each date of grant specified in this Section 6 to each Outside Director of the Company serving as such on such date of grant. Stock Options specified in this Section 6 shall be granted on September 11, 1991, and on June 30 of each year thereafter in which the Plan is in effect. The stock option price of each share of Common Stock subject to a Stock Option granted pursuant to this Section 6 shall be determined in accordance with Section 9 hereof. Outside Directors of the Company shall not be granted Stock Options pursuant to the Plan other than as specified in this
Section 6, provided that no Stock Options granted pursuant to this Plan prior to September 11, 1991, shall be invalidated or otherwise affected by the provisions of this Section 6. This Section 6 shall not apply to Outside Directors of Subsidiaries of the Company who are not also Outside Directors of the Company on the date of grant.

         7. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 800,000 shares, subject to adjustment as provided in Sections 14 and 15 hereof. Shares of Common Stock not actually issued pursuant to Stock Options shall be available for future Stock Options. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares.

         8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of a Stock Option shall be vested at such times and upon such terms as may be selected by it. All





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Stock Options shall expire as to all of their unexercised shares ten years after the date of their grant.

         9. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option granted hereunder shall be equal to the last reported sale price, regular way, for the Common Stock on the New York Stock Exchange on the date of grant (or, if said date of grant falls on a non-business day, then on the next preceding business date on which the stock is quoted) of such Stock Option.

         10. PAYMENT OF STOCK OPTION PRICE. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

         11. CONTINUATION AS DIRECTOR. The Committee shall require that a Recipient be an Outside Director at the time a Stock Option is granted and may require that a Recipient be an Outside Director at the time a Stock Option is exercised. The Committee may provide for the termination of an outstanding Stock Option if a Recipient ceases to be an Outside Director and may establish such other provisions with respect to the termination or disposition of a Stock Option on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute cessation as a Director and to determine whether such cessation is the result of retirement, death or any other reason.

         12. REGISTRATION OF STOCK. No Stock Option may be exercised at any time when its exercise or the delivery of shares of Common Stock or other securities thereunder would, in the opinion of counsel for the Company, be in violation of any state or federal law, rule or ordinance, including any state or federal securities laws or any regulation or ruling of the Securities and Exchange Commission. If at any time counsel for the Company shall determine that qualification or registration under any state or federal law of the shares of Common Stock or other securities thereby covered, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the exercise of such Stock Option or the purchase of shares thereunder, the Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable.

         13. NON-ASSIGNABILITY. No Stock Option granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Security Act, or the rules thereunder. During the lifetime of the Recipient a Stock Option granted pursuant to the Plan shall be exercisable only by the Recipient.

         14. DILUTION OR OTHER ADJUSTMENTS. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors of the Company shall make such equitable adjustments with respect to the Stock Options or any provisions of this Plan as it deems necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to an outstanding Stock Option.

         15. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the Board of Directors of the Company shall make such arrangements it deems advisable with respect to outstanding Stock Options, which shall be binding upon the Recipients of outstanding Stock Options, including, but not limited to, the substitution of new Stock Options for any Stock Options then outstanding, the assumption of such Stock Options and the termination of or payment for such Stock Options.



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         16. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Stock Option nor to any Recipient.

         17. STOCK OPTION AGREEMENTS. The Committee shall have the power to specify the form of Stock Option Agreements to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such agreements shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed agreement in the form thus specified.

         18. NO SHAREHOLDER PRIVILEGES. Neither the Recipient nor any person claiming under or through him or her shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the Common Stock issuable upon the exercise of any Stock Option, unless and until certificates evidencing such shares of Common Stock shall have been duly issued and delivered.

         19. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

         20. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that (a) no amendment, supplement, modification, suspension or termination of the Plan shall in any manner affect any Stock Option of any kind theretofore granted under the Plan without the consent of the Recipient of the Stock Option, unless such amendment, supplement, modification, suspension or termination is by reason of any change in capital structure referred to in Section 14 hereof or unless the same is by reason of the matters referred to in Section 15 hereof; (b) Sections 6 and 9 herein shall not be amended or modified more than once in any six-month period, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder and (c) if the Plan is duly approved by the shareholders of the Company, no amendment, modification or supplement to the Plan shall thereafter, in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 14 hereof, (ii) change the termination date of the Plan provided in Section 21 hereof, or (iii) delete or amend the provisions of Section 9 hereof relating to the establishment of the stock option price.

         21. TERMINATION. Stock Options may be granted in accordance with the terms of the Plan until December 5, 2004, on which date this Plan will terminate except as to Stock Options then outstanding hereunder, which Stock Options shall remain in effect until they have expired according to their terms.

         22. APPROVAL. This Plan shall take effect upon due approval by the Board of Directors of the Company.



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